Exhibit 11.3

Consent of Independent Auditor

We consent to the use of our report dated April 18, 2022 in Form 1-A, with respect to the financial statements of Fundrise Growth eREIT VII, LLC, included herein and to the reference to our firm under the heading “Experts” in the offering statement.

/s/ KPMG LLP

McLean, Virginia

April 26, 2022